Exhibit 99.1

GWG Holdings Solicits Votes for Chapter 11 Plan

DALLAS - On May 15, 2023, GWG Holdings, Inc. (“GWG” or the “Company”) (OTC: GWGHQ) announced that it and its fellow debtors-in-possession in the Chapter 11 cases pending at 22-90032 in the United States Bankruptcy Court for the Southern District of Texas Houston Division (the “Court”) are soliciting votes for the Debtors’ Further Modified Second Amended Joint Chapter 11 Plan, Submitted by the Debtors, the Bondholder Committee, and L Bond Management, LLC as Co-Proponents (the “Plan”) following the Court’s approval of the Disclosure Statement for the Debtors’ Second Amended Joint Chapter 11 Plan (the “Disclosure Statement”). The Plan is supported by the Official Committee of Bondholders (the “Bondholder Committee”), the fiduciary appointed in the Chapter 11 cases to represent the interests of all Bondholders.

The Plan provides for the creation of two separate trusts—the Wind Down Trust and the Litigation Trust—each of which will monetize their respective assets with the goal of maximizing the value of those assets for the benefit of Bondholders and other creditors and equityholders. The Wind Down Trust will hold the beneficial interest in the Litigation Trust and will hold all of GWG’s current assets (except litigation claims and interests in its D&O Liability Insurance Policies). The assets to be held by the Wind Down Trust include all of GWG’s interests in (i) Beneficient, (ii) FOXO, and (iii) the Policy Portfolio. The Wind Down Trust will monetize its assets and distribute the net proceeds to Bondholders until they are paid in full, then, if any value remains, to other stakeholders. The Litigation Trust will receive all of GWG’s litigation claims and all of GWG’s interests in the D&O Liability Insurance Policies. The net amount recovered from the pursuit or settlement of these litigation claims will be distributed to the Wind Down Trust for further distribution as provided in the Plan. The Debtors and the Bondholder Committee believe that the Plan will result in greater recovery to Bondholders than would a liquidation under chapter 7 of the Bankruptcy Code.

Jeffrey S. Stein, the Company’s Chief Executive Officer and Chief Restructuring Officer, said, “I believe that the Plan provides the best path forward for maximizing the potential recoveries for the Company’s creditors and is fully supported by the Bondholder Committee and the Ad Hoc Group of Broker/Dealers. We are pleased that the Disclosure Statement was approved and encourage all creditors to vote to accept the Plan so that the Company can emerge from Chapter 11 and the Trusts can proceed with their orderly efforts to maximize the value of the Company’s assets.”

Voting on the Plan is currently underway. All ballots must be submitted according to the instructions provided with the ballot. Bondholders hold their bonds either directly, in registered form, or indirectly, through securities accounts through the facilities of the Depository Trust Company. Direct holders will receive a ballot via mail and must submit their votes on the Plan according to the instructions on the ballot with ballots due May 31, 2023 at 4:00 p.m. (CDT). Such registered bondholders and certain other creditors and equityholders may also cast their vote electronically at https://www.donlinrecano.com/Clients/gwg/vote using the unique E-Ballot ID included on the mailed ballot.

Those receiving a “Beneficial Holder Ballot,” consent solicitation, or other similar voting package by mail or email from a sender other than Donlin Recano are indirect holders. Indirect holders must return their ballots to the broker or agent by the date set forth in, and in the manner set forth in, such voting package.

The Court will hold a hearing to consider confirmation of the Plan on June 15, 2023 at 1:30 p.m. (CDT). Objections to the Plan are due May 31, 2023 at 11:59 p.m. (CDT).

Important Information About the Proposed Plan and Where to Find It

In connection with the proposed Plan, GWG has filed the Disclosure Statement, the Plan and a Summary of Treatment for Bondholders with the Court. The Disclosure Statement and other relevant documents have been sent or given to creditors of GWG as of the record date established for voting on the proposed Plan and contain important information about the proposed Plan and related matters. Creditors of GWG and other interested persons are advised to read the Disclosure Statement, the Plan and the Summary Treatment for Bondholders, in connection with GWG’s solicitation of votes for the approval of the proposed Plan because these documents contain important information about GWG and the proposed Plan. The Plan, the Disclosure Statement, the Summary of Treatment for Bondholders as well as related pleadings are available free of charge online at: https://www.donlinrecano.com/Clients/gwg/Static/ConfirmationDocuments

Questions regarding voting on the Plan may be directed to the Debtors at the following:

Email: gwginfo@donlinrecano.com

Phone: 1 (888) 508-2507

In addition, Bondholders may contact the Bondholder Committee’s counsel by email at GWGBondholders@akingump.com.

Forward-Looking Statements

This press release contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the chapter 11 cases pending at 22-90032 (the “Chapter 11 Cases”), the Company and GWG Life, LLC and GWG Life USA (collectively, the “Debtors”) ability to consummate and complete a plan of reorganization and their ability to monetize assets and ultimately repay creditors of the Debtors. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Debtors’ ability to successfully complete a restructuring under Chapter 11, including: consummation of a plan of reorganization; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Debtors’ ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; objections to the any plan of reorganization or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to distractions and uncertainties resulting from the Chapter 11 Cases; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of any plan of reorganization; the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process.

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s Disclosure Statement, most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so, except as required by law.